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                                                                    EXHIBIT 23.3

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of RadView Software Ltd. for the registration of 9,666,658 of its ordinary shares and to the incorporation by reference therein of our report dated January 22, 2004 with respect to the consolidated financial statements of RadView Software Ltd. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


April 5, 2004                               KOST FORER GABBAY & KASIERER
Tel-Aviv, Israel                          A Member of Ernst & Young Global